Gruber & Company, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
US BIODEFENSE, INC.

We consent to the incorporation by reference in this Registration Statement on
Form S-8 pertaining to the US Biodefense, Inc. 2007 Stock Incentive Plan of our report dated February 21, 2007 with respect to our audit of the financial statements of US
Biodefense, Inc. included in its Annual Report on Form 10-KSB as of November 30,
2006 and for the year then ended, filed with the Securities and Exchange Commission.

/s/ E. Randall Gruber, CPA, PC

Gruber & Company, LLC
St. Louis, Missouri